195 Church Street
New Haven, CT 06510
www.newalliancebank.com
PRESS RELEASE
Contact:
Brian S. Arsenault
Executive Vice President
NewAlliance Bank
203 789 2733

NewAlliance Announces Date of Annual Shareholders Meeting

New Haven, Connecticut, February 2, 2006 - NewAlliance Bancshares, Inc. (NYSE: NAL) announced today that it will hold its Annual Meeting of Shareholders on Tuesday, April 11, 2006 at 10 a.m. at the Crowne Plaza Hotel (formerly the Radisson Hotel and Conference Center) in Cromwell, Connecticut for shareholders of record as of March 3, 2006. The meeting will also be available through a live webcast. Details on the webcast will be made available on the Company’s website, www.newalliancebank.com, at least two weeks prior to the April 11, 2006 Annual Meeting.

NewAlliance Bancshares is a Connecticut based bank holding company with assets of $6.6 billion operating 71 branches. In addition to offering a full range of consumer and commercial banking services, NewAlliance Bank also provides trust services and investment and insurance products and services.